                                                                      EXHIBIT J2
                                                                      ----------

                  RULE 17F-5 AMENDMENT TO CUSTODIAN AGREEMENT


     AMENDMENT, dated August 19, 1999 to the Custodian Agreement ("Agreement") between UAM Funds, Inc. II ("Fund"), a Maryland corporation, and First Union National Bank, a National Bank ("First Union").

     WHEREAS, the Fund desires to appoint First Union as a Foreign Custody Manager on the terms and conditions contained herein;

     WHEREAS, First Union desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the mutual premises hereinafter contained in this Agreement, the Fund and First Union hereby agree as follows:

     Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     Section 2. The Agreement is amended by adding a new Paragraph 18 as follows:

18.  Compliance with SEC Rule 17f-5.
------------------------------------

a.   Appointment.  The Fund hereby appoints First Union as a Foreign Custody
     ------------
Manager to perform the responsibilities set forth in this Paragraph 18 with respect to Foreign Assets, and First Union hereby accepts such appointment as a Foreign Custody Manager of the Fund. First Union agrees to fulfill its duties and perform its responsibilities hereunder in accordance with SEC Rule 17f-5, the Fund's currently effective registration statement, the Fund's currently effective registration statement, and such other instructions as may be communicated to First Union by the Fund from time-to-time.

b.   Standard of Care.  First Union shall use the reasonable care, prudence, and
     -----------------
diligence a person having responsibility for the safekeeping of the assets of an investment company registered under the 1940 Act would exercise in performing the responsibilities set forth in this Paragraph 18.

c.   Scope of Responsibilities as Foreign Custody Manager.
     -----------------------------------------------------

          (i) Selection. First Union shall place and maintain Foreign Assets in the care of one or more Eligible Foreign Custodians. In performing its responsibilities to place and maintain Foreign Assets with an Eligible Foreign Custodian, First Union shall determine that the Eligible Foreign Custodian will hold Foreign Assets in the exercise of reasonable care, based on the standards applicable to custodians in the jurisdiction or market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

          (A) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, its security and data protection practices, settlement practices, and its Year 2000 and Euro conversion safeguards, preparations and precautions;

          (B) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets and to protect Foreign Assets against the Eligible Foreign Custodian's insolvency;

          (C) the Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and the number of participants therein; and

          (D) whether the Fund will have jurisdiction over, and be able to enforce judgments against, the Eligible Foreign Custodian in the United States.

First Union shall have no responsibility under this Paragraph 18.c.(i) with respect to Compulsory Depositories; however, it will be responsible for providing the Fund or its delegate information necessary to aid in its responsibility with respect to selecting Compulsory Depositories, as described in Appendix 1-B.

          (ii) Contracts. First Union shall ensure that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with such Eligible Foreign Custodian (or in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing). First Union shall determine that the written contract (or in the case of a Securities Depository, the written contract, the rules or established practices or procedures of the Securities Depository, or any combination of the foregoing) governing the foreign custody arrangements with each Eligible Foreign Custodian First Union selects will provide reasonable care for Foreign Assets held by that Eligible Foreign Custodian. Each written contract will include terms that provide:

          (A) for indemnification and/or insurance arrangements such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

          (B) that the Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim for the Eligible Foreign Custodian's services under the contract or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

          (C) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value, other than payments for the Eligible Foreign Custodian's services under the contract;

          (D) that the Eligible Foreign Custodian will maintain adequate records identifying the Foreign Assets held under the contract as belonging to a Portfolio or as being held by a third party for the benefit of a Portfolio;

          (E) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and

          (F) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the account of a Portfolio or a third party account containing the Foreign Assets held for the benefit of a Portfolio.

or, in lieu of any or all of the terms set forth in (A) through (F) above, such other terms that First Union determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (A) through (F) above in their entirety.

First Union shall have no responsibility under this Paragraph 18.c.(ii) with respect to Compulsory Depositories; however, it will be responsible for providing the Fund or its delegate information necessary to aid in its responsibility with respect to selecting Compulsory Depositories, as described in Appendix 1-B.

          (iii) Monitoring. First Union will establish and maintain a system to monitor: (i) the appropriateness of maintaining assets with each Eligible Foreign Custodian; (ii) each Eligible Foreign Custodian's continuing compliance with the standards set forth in Rule 17f-5 and this Amendment; and (iii) Material Changes to the Fund's foreign custody arrangements, as defined in paragraph (d) below (the "Monitoring System").

          (iv) Withdrawing Fund Assets. In the event that a foreign custody arrangement no longer meets the terms and conditions set forth in SEC Rule 17f-5 or this Agreement, First Union will promptly notify the Fund and will then act in accordance with the Fund's Instructions with respect to the disposition of the affected Foreign Assets. Under exigent circumstances, however, First Union is authorized to withdraw Foreign Assets if, after using its best efforts to first notify the Fund via telephone, facsimile or other electronic methods, forty-eight (48) hours has passed without receiving a response to the notification from an Authorized Person.

          (v) Reporting Requirements. First Union shall report the placement of Foreign Assets with an Eligible Foreign Custodian and non-Material Changes by providing a written report to the Board at the end of each calendar quarter. With respect to Material Changes, First Union shall provide the Board with a written report promptly after the occurrence of the Material Change. "Material Changes" may include, but are not limited to: a decision to remove all Foreign Assets from a particular sub-custodian; any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength; First Union's inability to perform its duties in accordance with a standard of care under this Amendment; a change in control of an Eligible Foreign Custodian; the failure of an Eligible Foreign Custodian to comply with the terms of Rule 17f-5, its contract governing the Fund's foreign custody arrangements or the established practices or procedures of a Securities Depository; any material change in any contract governing the Fund's foreign custody arrangements; any material change in the established practices or procedures of a Securities Depository; the failure of First Union or a foreign custody arrangement to meet the standards in Rule 17f-5 or this Amendment; any event that may adversely affect First Union's ability to comply with Rule 17f-5 or this Amendment; and a material change in any information provided to the Board regarding First Union's expertise in foreign custody issues and risks, First Union's use of third party experts to perform its foreign custody responsibilities, the Board's ability to monitor First Union's performance, First Union's financial strength or its ability to indemnify the Fund.

          (vi) Provision of Information. First Union shall provide to the Fund such information as is specified in Appendix 1-B hereto, as may be amended from time to time by the parties. The Fund hereby acknowledges that such information is solely designed to inform the Fund of market conditions and procedures, but is not intended to influence the Fund's investment decisions. First Union must use reasonable care in gathering such information. First Union agrees to promptly notify the Fund's Administrator at the time that First Union becomes aware of a material change to the information provided or if First Union learns that any information previously provided is incomplete or inaccurate. At least annually, First Union will provide to the Fund a written statement as may reasonably be required to document its compliance with the terms of this Agreement, as well as information regarding the following factors: (i) First Union's expertise in foreign custody issues and risks; (ii) First Union's use of third party experts to perform its foreign custody responsibilities; (iii) the Board's ability to monitor First Union's performance; and (iv) First Union's financial strength and its ability to indemnify the Fund if necessary. With respect to each Eligible Foreign Custodian employed by the Fund under this

Paragraph 18 (c)(vi), First Union agrees to provide to the Fund or its investment adviser any information it possesses regarding Country Risk or the risks associated with placing or maintaining Foreign Assets with the Eligible Foreign Custodian.

d.   Representations.  The Fund hereby represents to First Union that (i) this
     ----------------
Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance under this Agreement. First Union hereby represents to the Fund that (i) it is a U.S. Bank with the full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by First Union, constitutes a valid and legally binding obligation of First Union enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on First Union prohibits First Union's execution or performance of this Agreement; and (iii) First Union has established, and agrees to maintain during the term of this Agreement, the Monitoring System.

In addition to any express or implied warranties made in the Agreement, First Union hereby represents and warrants that each and every commercial and noncommercial hardware, software, firmware, mechanical, or electrical product ("Product(s)") utilized, created, assembled, manufactured, developed, or modified in connection with any goods or services offered or provided under this Amendment shall, at no additional costs to the Fund, be able to store and process accurately any and all data reflected in the currency unit of the European Monetary Union, the Euro, and related to the Euro (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting, and sequencing). The Fund may, at no additional cost, require First Union to demonstrate compliance and/or compliance techniques and test procedures it intends to follow, or evidence of compliance by First Union and relevant third party vendors, consistent with the Euro-related representations, warranties, and obligations contained herein. These representations and warranties shall be in effect so long as the service(s) or Product(s) provided under this agreement are used by First Union or provided by First Union for the benefit of the Fund.

e.   Condition Precedent.  As a condition precedent to First Union's performance
     -------------------
under this Amendment, the Fund shall deliver to First Union a certificate from the Fund's secretary containing the resolution of the Board regarding the Board's determination that it is reasonable to rely on First Union to perform the delegated responsibilities provided for herein.

f.   Country Risk. First Union's responsibilities under this Paragraph 18 shall
     ------------
not include, or be deemed to include, any evaluation of Country Risks associated with investment in a particular country.

g.   Best Customer. If at any time First Union is or becomes a party to an
     -------------
agreement to serve as Foreign Custody Manager to an investment company that provides for either: (a) a standard of care with respect to the selection of Eligible Foreign Custodians in any jurisdiction higher than that set forth in Paragraph 18.c (i) or (ii) a standard of care with respect to exercise of First Union's duties other than that set forth in Paragraph 18.b, First Union agrees to notify the Fund of this fact and to raise the applicable standard of care hereunder to the standard specified in such other agreement. In the event that First Union offers services to an investment company with respect to Compulsory Depositories in addition to those First Union provides to the Fund hereunder, First Union agrees that it will notify the Fund of this fact and will offer such services to the Fund subject to its normal commercial terms for such services.

h.   Direction of Eligible Foreign Custodians. The Fund may direct First Union
     ----------------------------------------
to place and maintain Foreign Assets with a particular Eligible Foreign Custodian. In such event, First Union will have no duties under this Paragraph 18 with respect to such arrangement, except those included under Paragraph 18.c
(vi) and those that it may undertake specifically in writing.

i    Tax Services.
     ------------

          (i) First Union shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits that apply in each market in respect of income payments on Assets for the benefit of the Fund which First Union believes may be available to the Fund. If the Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, First Union shall, or shall instruct the applicable Eligible Foreign Custodian or withholding agent to, either withhold or pay such tax at such reduced rate or refrain from withholding or paying such tax, as appropriate. In the event that a reduced rate of, or exemption from, any tax is obtainable only by means of an application for refund, First Union shall, or shall instruct the applicable Eligible Foreign Custodian or withholding agent to, apply for such refund. The provision of tax services is conditional upon the Fund's provision to First Union of all documentary evidence as First Union shall reasonably require in connection with taxation, and the Fund warrants that when given, this information shall be true and correct in every material respect. The Fund undertakes to notify First Union immediately if any such information requires updating or amendment.

          (ii) First Union and the applicable Eligible Foreign Custodian shall have no responsibility for the accuracy or validity of any forms or documentation the Fund provides to First Union hereunder, and the Fund hereby indemnifies and agrees to hold harmless First Union and each Eligible Foreign Custodian in respect of any liability arising from any underwithholding or underpayment of any tax which results from the inaccuracy or invalidity of any such forms or other documentation.

          (iii) First Union and the applicable Eligible Foreign Custodian shall not be liable to the Fund or any third party for any taxes, fines or penalties payable by the Fund or First Union, and shall be indemnified accordingly, whether these result form the

Fund's or any third party's inaccurate completion of documents, or as a result of the Fund's or any third party's provision of inaccurate or misleading information or the withholding of material information, or as a result of any delay of any revenue authority or any other event beyond the control of First Union or any Eligible Foreign Custodian.

          (iv) First Union shall perform tax reclaim services only for taxation levied by the revenue authorities of the countries notified to First Union from time to time, and First Union may, after notifying the Fund in writing, supplement or amend the markets in which it offers tax reclaim services. Other than as expressly provided in this clause (iv), First Union shall have no responsibility for the Fund's tax position or status in any jurisdiction.

          (v) First Union is authorized to deduct from any Property in the form of cash any taxes or levies required by any revenue or governmental authority under applicable law in respect of the Account.

j.   Definitions.
     -----------

"Board" means the board of trustees or board of directors, as applicable, of the Fund.

"Compulsory Depository" means a Securities Depository listed on Appendix 1-A hereto, as the Board, its delegate or its duly authorized officer(s) may amend from time to time, upon notice to First Union.

"Country Risks" means the systemic risks arising from holding assets in a particular country, including those arising from a country's financial infrastructure, prevailing custody and settlement practices; expropriation, and nationalization or other governmental actions; and laws applicable to the safekeeping and recovery of assets held in custody in such country.

"Eligible Foreign Custodian" means an Eligible Foreign Custodian as defined in SEC Rule 17f-5(a)(1) and any other entity that the SEC qualifies as such by exemptive order, no-action relief, rule or other appropriate SEC action.

"Foreign Assets" means any Portfolio's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

"Foreign Custody Manager" means a Foreign Custody Manager as defined in SEC Rule 17f-5(a)(2).

"Portfolio" means each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Depository" means any securities depository or clearing agency within the meaning of SEC Rule 17f-5(a)(1)(ii) or (iii).

"U.S. Bank" means a U.S. bank as defined in SEC Rule 17f-5(a)(7).

"1940 Act" means the Investment Company Act of 1940.

k.   Authorization.  Subject to the terms and conditions herein, First Union is
     -------------
hereby authorized to: (i) place and maintain Foreign Assets on behalf of the Fund with Eligible Foreign Custodians pursuant to a written contract determined appropriate by First Union in accordance with the terms and conditions herein and (ii) withdraw Foreign Assets from Eligible Foreign Custodians in accordance with the terms and conditions herein.

l.   Concerning First Union
     ----------------------

          (i) For its services hereunder, the Fund agrees to pay to First Union such compensation and out-of-pocket expenses as shall be mutually agreed.

          (ii) First Union shall have only such duties as are expressly set forth herein. In no event shall First Union be liable for any Country Risks associated with investments in a particular country.

m.   Counterparts. This Agreement may be executed in any number of counterparts,
     ------------
each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

     IN WITNESS WHEREOF, the Fund and First Union have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                             UAM FUNDS, INC. II


                                             By:  /s/ Gary L. French
                                                  Treasurer

                                             Tax Identification No.


                                             FIRST UNION NATIONAL BANK


                                             By:  /s/ Paul T. Cahill
                                                  Vice President

                                 Appendix 1-A

List of Compulsory Depositories, as determined by the Board, its delegate or duly authorized officers of the Fund:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    APPENDIX 1-A
                                                        Securities Depositories
                                                           As of August 1999
--------------------------------------------------------------------------------------------------------------------------------
COUNTRY                                DEPOSITORY                                            INSTRUMENT
--------------------------------------------------------------------------------------------------------------------------------
Argentina           Caja de Valores S.A.                               Equity, Corporate & Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Australia           Austraclear Ltd.                                   Corporate Debt, Money Market & Semi-Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Australia           CHESS                                              Equity
                    (Clearing House Electronic Subregister System)     Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Australia           RITS                                               Government Debt
                    (Reserve Bank Information and Transfer System)     Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Austria             Osterreichische Kontrolbank AG                     Equity, Corporate + Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Belgium             CIK                                                Equity + Corporate Debt
                    (Caisse Interprofessionnelle de Depots et de
                    Virements de Titres s.a.)                          Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Belgium             Banque Nationale de Belgique                       Treasury Bills + Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Brazil              CBLC                                               Equity
                    (Companhia Brasileira de Liquidacao e Custodia)    Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Brazil              CLC                                                Equity
                    (Camara de Liquidacao e Custodia                   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Brazil              CETIP                                              Corporate Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Bulgaria            BNB                                                Government Debt
                    (Bulgaria National Bank)                           Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Bulgaria            Central Depository A.D.                            Equity
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Canada              CDS                                                Equity, Corporate + Government Debt
                    (The Canadian Depository for Securities Ltd.)      Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Chile               DCV                                                Equity, Corporate + Government Debt
                    (Deposito Central de Valores)                      Compulsory for government debt securities and for
                                                                       brokers as of November 1998; will be compulsory for all
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                       market participants during 1999.
--------------------------------------------------------------------------------------------------------------------------------
China, Shanghai     SSCCRC                                             Equity
                    (Shanghai Securities Central Clearing and          Compulsory
                    Registration Corporation)
--------------------------------------------------------------------------------------------------------------------------------
China, Shenzhen     SSCC                                               Equity
                    (Shenzhen Securities Clearing Company, Limited)    Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Colombia            DCV                                                Government debt issued, guaranteed or administered by
                    (Deposito Central de Valores)                      the central bank.
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Colombia            DECEVAL                                            Equity, Corporate + Government Debt
                    (Deposito Central de Valores)                      Voluntary.  Due to change in tax status of DECEVAL,
                                                                       use of DECEVAL is becoming market standard.
--------------------------------------------------------------------------------------------------------------------------------
Croatia             CDA                                                Equity and listed government debt.  (Created in April
                    (Central Depository Agency)                        1997, the CDA is expected to be operational in 1999)
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Croatia             Ministry of Finance Registry &                     Short-term debt issued by the Ministry of Finance and
                    National Bank of Croatia Registry                  the National Bank of Croatia, respectively.
                                                                       Compulsory
------------------------------------------------------------------------------------------------------------------------------
Czech Republic      SCP                                                Equity + Long-Term Government Debt
                    (Stredisko cennych papiru)                         Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Denmark             VP                                                 Equity, Corporate + Government Debt
                    (Vaerdipapircentralen)                             Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Egypt               Misr Clearing, Settlement and Depository,          Equity
                    S.A.E.                                             Compulsory
------------------------------------------------------------------------------------------------------------------------------
Estonia             EVK                                                Equity
                    (Estonian Central Depository for Securities        Compulsory
                    Limited)
--------------------------------------------------------------------------------------------------------------------------------
Euromarket          Cedel & Euroclear                                  Euro-Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Finland             CSR                                                Equity + Government Debt
                    (Central Share Registry Finland)                   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
France              SICOVAM                                            Equity + Corporate Debt
                    (Societe Interprofessionnelle pour la              Compulsory
                    Compensation des Valeurs Mobilieres, S.A.)
--------------------------------------------------------------------------------------------------------------------------------
Germany             DBC                                                Equity, Corporate + Government Debt
                    (Deutsche Boerse Clearing AG)                      Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Greece              Apothetirio Titlon A.E.                            Equity
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Greece              Bank of Greece                                     Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Hong Kong           CCASS                                              Equity
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                    (Central Clearing and Settlement System)           Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Hong Kong           CMU                                                Corporate +  Government Debt
                    (Central Moneymarkets Unit)                        Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Hungary             Keler Ltd.                                         Equity + Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
India               NSDL                                               Equity + Corporate Debt
                    (National Securities Depository Limited)           Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Indonesia           KSEI                                               Equity
                    (PT Dustodian sentral Efek Indonesia)              Voluntary
--------------------------------------------------------------------------------------------------------------------------------
Ireland             CRESTCo Limited                                    Equity
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Ireland             GSO                                                Government Debt
                    (Gilt Settlement Office)                           Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Israel              TASE Clearing House                                Equity, Corporate + Government Debt
                    (Tel Aviv Stock Exchange Clearing House)           Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Italy               Monte Titoli S.p.a.                                Equity + Corporate Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Italy               Bank of Italy                                      Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Japan               JASDEC                                             Equity
                    (Japan Securities Depository Center)               Voluntary
--------------------------------------------------------------------------------------------------------------------------------
Japan               Bank of Japan                                      Registered Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Kazahkstan          Central Securities Depository                      Mandatory for all equity securities traded on the
                                                                       Kazahkstan Stock Exchange.  Currently all trading is
                                                                       over the counter.
                                                                       Voluntary
--------------------------------------------------------------------------------------------------------------------------------
Latvia              LCD                                                Equity + Government Debt
                    (Latvian Central Depository)                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Lebanon             Midclear                                           Equity
                    (Custodian and Clearing Center of Lebanon and      Compulsory
                    the Middle East)
--------------------------------------------------------------------------------------------------------------------------------
Lithuania           CSDL                                               Equity + Government Debt
                    (Central Securities Depository of Lithuania)       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Luxembourg          Cedel Bank, s.a.                                   Equity
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Malaysia            MCD                                                Equity
                    (Malaysian Central Depository Snd Bhd)             Compulsory
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Mauritius           CDS                                                Equity
                    (Central Depository and Settlement Company         Compulsory
                    Limited)
--------------------------------------------------------------------------------------------------------------------------------
Mexico              Indeval                                            Equity, Corporate + Government Debt.
                    (Institucion para el Deposito de Valores)          Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Morocco             Maroclear                                          Equity + Corporate Debt (will be compulsory as of
                                                                       March 21, 1999)
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Netherlands         NECIGEF                                            Equity, Corp. + Govt. D
                    (Nederlands Centraal Insituut voor Giraal          Compulsory
                    Effectenverkeer B.V.)
--------------------------------------------------------------------------------------------------------------------------------
New Zealand         Austraclear New Zealand                            Equity, Corporate + Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Norway              VPS                                                Equity, Corporate + Government Debt
                    (Verdipapirsentralen)                              Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Oman                MSM                                                Equity
                    (Muscat Securities Market)                         Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Pakistan            CDC                                                Equity
                    (Central Depository Company of Pakistan Limited)   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Peru                CAVALI                                             Equity
                    (Caja de Valores y Liquidaciones)                  Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Philippines         PCD                                                Equity
                    (Philippine Central Depository Inc.)               Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Poland              NDS                                                Equity, Long-Term Government Debt + Vouchers
                    (National Securities Depository)                   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Poland              CRT                                                Treasury-Bills
                    (Central Registry of Treasury-Bills)               Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Portugal            Interbolsa                                         Equity, Corporate + Government Debt
                    (Central de Valores Mobiliarios e Sistema de       Compulsory
                    Liquidacao e Compensacao)
--------------------------------------------------------------------------------------------------------------------------------
Romania             SNCDD - RASDAQ                                     Equity
                    (National Company for Clearing, Settlement and     Compulsory
                    Depository for Securities)
--------------------------------------------------------------------------------------------------------------------------------
Romania             BSE                                                Equity
                    (Bucharest Stock Exchange Registry)                Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Romania             National Bank of Romania                           Treasury-Bills
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Russia              Vnestorgbank                                       Ministry of Finance Bonds
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Russia              National Depository Center                         GKOs are Treasury Bills with three months to one
                                                                       year maturity; OFZs are Federal Loan bonds with
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                       one to two years' maturity.
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Singapore           CDP                                                Equity + Corporate Debt and Malaysian equities traded
                    (Central Depository (Pte.) Ltd.)                   on CLOB
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Singapore           Monetary Authority of Singapore                    Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Slovak Republic     SCP                                                Equity + Government Debt
                    (Stredisko Cennych Papierov)                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Slovak Republic     National Bank of Slovakia                          Treasury-Bills
                                                                       Compulsory
------------------------------------------------------------------------------------------------------------------------------
Slovenia            KDD                                                Equity + Corporate Debt
                    (The Centralna Klirinsko Depotna Druzba d.d.       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
South Africa        CD                                                 Corporate + Government Debt
                    (Central Depository (Pty) Limited)                 Compulsory
--------------------------------------------------------------------------------------------------------------------------------
South Korea         KSD                                                Equity, Corporate + Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Spain               SCLV                                               Equity + Corporate Debt.
                    (Servicio de Compensacion y Liquidacion de
                    Valores, S.A.)                                     Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Spain               CBEO                                               Government Debt
                    (Central Book Entry Office)                        Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Sri Lanka           CDS                                                Equity
                    (Central Depository System (Pte) Limited)          Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Sweden              VPC                                                Equity, Corporate + Government Debt
                    (Vardepapperscentralen AB)                         Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Switzerland         SEGA                                               Equity, Corporate + Government Debt
                    (Schweizerische Effekten-Giro AG)                  Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Taiwan              TSCD                                               Equity + Government Debt
                    (Taiwan Securities Central Depository Co., Ltd.)   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Thailand            TSDC                                               Equity, Corporate + Government Debt
                    (Thailand Securities Depository Company Limited)   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Tunisia             STICODEVAM                                         Equity
                    (Societe Tunisienne Interprofessionnelle pour la
                    Compensation et le Depot des Valeurs Mobilieres)   Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Tunisia             Ministry of Finance                                Government Debt tradable on the stock exchange (BTNBs)
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Tunisia             Central Bank of Tunisia                            Government Debt not tradable on the stock exchange
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                       (BTCs)
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Turkey              IMKB Takas ve Saklama Bankasi A.S.                 Equity + Corporate Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Turkey              Central Bank of Turkey                             Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
United Kingdom      CRESTCo Limited                                    Equity + Corp. Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
United Kingdom      CMO                                                Sterling CDs & CP
                    (Central Moneymarket Office)                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
United Kingdom      CGO                                                Gilts
                    (Central Gilts Office)                             Compulsory
--------------------------------------------------------------------------------------------------------------------------------
United States       DTC                                                Equity + Corporate Debt
                    (Depository Trust Company)                         Compulsory
--------------------------------------------------------------------------------------------------------------------------------
United States       PTC                                                Mortgage Back Debt
                    (Participants Trust Company)                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
United States       Fed Book-Entry System                              Government Debt
                                                                       Compulsory
--------------------------------------------------------------------------------------------------------------------------------
Zambia              LuSE                                               Equity + Government Debt
                    (LuSE Central Shares Depository Limited)           Compulsory
--------------------------------------------------------------------------------------------------------------------------------

                                 Appendix 1-B
        Information Regarding Country Risk and Compulsory Depositories

1. To aid the Fund or its delegate in its consideration of Country Risks, First Union shall furnish the Fund annually and prior to the initial placing of Foreign Assets into a country, the following information:

     a. Opinions of local counsel, both internal and concerning whether applicable foreign law would restrict the: (i) access afforded the Fund's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country; (ii) Fund's ability to recover its Foreign Assets in the event of the bankruptcy of an Eligible Foreign Custodian in that country; or (iii) Fund's ability to recover Foreign Assets that are lost while under the control of an Eligible Foreign Custodian located in that country.

     b. Written information concerning: (i) the likelihood of expropriation, nationalization, freezes, or confiscation of the Fund's Foreign Assets and (ii) whether difficulties in converting the Fund's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

     c. A market report with respect to the following topics: (i) securities regulatory environment; (ii) foreign ownership restrictions; (iii) foreign exchange; (iv) securities settlement and registration; (v) taxation; and (vi) compulsory depositories.

2. To aid the Fund in monitoring Country Risk, First Union shall furnish the Fund with the following information: [Market flashes], including with respect to changes in the information contained in the above market reports.

3. To aid the Fund or its delegate in selecting Compulsory Depositories, First Union shall furnish the Fund with the following information: (i) information regarding the Compulsory Depository's practices, procedures and internal controls, including the Eligible Foreign Custodian's physical facilities to safeguard certificated securities, settlement practices (such as whether trades are settled strictly on a "delivery vs. payment" or some other basis), security and data protection practices, and recordkeeping methods, and its Year 2000 and Euro conversion safeguards, preparations and precautions; (ii) financial information on the Compulsory Depository, including, but not limited to, the Compulsory Depository's most recently audited financial statements (prepared according to U.S. GAAP, if feasible); (iii) the Compulsory Depository's general reputation and standing, both in its own country and abroad, including, but not limited to, the Compulsory Depository's operating history and number of participants; and (iv) information regarding whether the Fund has U.S. jurisdiction over the Compulsory Depository and whether the Fund can enforce judgments against the Compulsory Depository.

4. First Union shall furnish additional information customarily provided to other investment companies registered under the Investment Company Act of 1940 for which First Union provides foreign custody services.

5. First Union shall furnish additional information regarding Country Risks and Compulsory Depositories as the Fund may reasonably request from time to time.